Exhibit 99.2

Click to edit Master title style TREC Your Specialty Chemical Partner Fourth Quarter and Full Year 2017 Financial Results March 8, 2018

2 Safe Harbor Statements in this presentation that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995 . Forward looking statements are based upon Management's belief, as well as, assumptions made by and information currently available to Management . Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected . These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10 - K for the year ended December 31 , 2016 , and the Company‘s subsequent Quarterly Reports on Form 10 - Q . All forward - looking statements included in this presentation are based upon information available to the Company as of the date of this presentation . The Company undertakes no obligation to publicly update or revise any forward - looking statements after the date they are made, whether as a result of new information, future events or otherwise .

3 Organizational Changes » Simon Upfill - Brown (CEO) assumes additional role as Chief Operating Officer (COO) » Nick Carter named Executive Chairman through latest December 31, 2018 » Eliminated VP of Manufacturing role » Transitioned Peter Loggenberg to Chief Sustainability Officer from President of TC » Additional organizational changes at TC » Focus on Operational Excellence

4 Fourth Quarter 2017 Overview » South Hampton Resources: Strong prime product volume growth • Quarterly growth of 18.7% despite decline in Canadian Oil Sands demand and prior to full start - up of major new demand projects • Advanced Reformer start - up delayed to Q3 2018 due to fire » Trecora Chemical: Continued progress – Organizational changes implemented • Q4 results impacted by challenging startup of hydrogenation unit • Customer demand for custom processing remains high • Organizational changes implemented in first quarter 2018 designed to sharpen focus on processing and operational execution » AMAK delivered $0.9 million in equity in earnings in Q4 as production levels rise following year - long modernization efforts • Initial reserve update completed » Continued progress on significant capital projects • Company is well - positioned to benefit from the resurgence of the North American chemical industry

5 SHR Update • Quarterly prime product volume increased 18.7% from Q4 2016; Full year prime product volume growth of 9.1% • Second Canadian oil sands customer up and running; expect volumes mid - year 2018 • International sales impacted by reduced off - take by existing Canadian oil sands customer • I nternational sales volumes up 8% from 2016 excluding Canadian oil sands Petrochemical Sales Volumes 4Q17 3Q17 2Q17 1Q17 (million gallons) All Products 22.8 22.4 20.8 17.3 Prime Products 17.1 16.7 16.3 13.9 Byproducts 5.7 5.7 4.5 3.4 Deferred Sales 2.3 1.8 2.4 1.6 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 International % of petrochemical volume sold

6 SHR Advanced Reformer Project » Remediation well underway following February 14 fire » Insurance policy with $1 million deductible and expedited claim processing expected to minimize cash flow impact » Proactive steps being taken to minimize economic impact » Business case solidly intact and confident in ability to safely commission the unit and begin production by early third quarter 2018

7 Trecora Chemical Update » Quarterly Revenue – flat year over year; Year to date Revenue – up nearly 14.5% • Q4 results impacted by difficult startup of hydrogenation unit » Wax • Q4 sales volumes down 9.1% year over year • Full year 2017 sales volumes up 17.2% year over year and average pricing up 10% • Production challenges impacted quarterly volume, but overall pricing improved as we upgraded the sales mix • Full year results also impacted by inventory reduction; increased cash flow from inventory reduction of 8.2 million pounds » Custom Processing • Q4 custom processing revenues increased 22.5% year over year due to the hydrogenation unit • Year to date revenues up 8.9% and up 31% adjusted for non - use fee in 2016 » B Plant • B Plant revenues of $2.8 million for full year 2017 • Expect $4 - $6 M/year in EBITDA run - rate by end of 2018 » Hydrogenation/Distillation Units • Expect additional $6 - $8 M/year in EBITDA run rate at end of 2018 » Organizational Changes Implemented in Q1 2018 • Changes intended to sharpen focus on custom processing and operational execution

8 Trecora Chemical Update Changes Focused on Improved Operations: Implemented in Q1 2018 » People • Identified and addressed areas where Plant Manager was spread too thin – Hired experienced Custom Processing Manager • Changed Shift Leads and added a second Supervisor to each shift • Added experienced operators capable of executing our plans including Console Op, Outside Op and Loaders • Increased pay scales to be competitive and promote retention » Equipment Reliability • Implemented process to address recurring areas of failure • Increased count of critical shelf spares to minimize down - time • Significant tracing/insulation upgrades in wax areas • Enhanced training of maintenance and Ops staff » Culture • Evolving from facility growth and R&D to execution and production • Operations lead responsible for team and accountable for production

# AMAK Mine Developments

- **Operations**
  - 20,000 dmt sold in 4Q17 (vs 8000 dmt during 3Q)
    - Equally split between copper concentrate and zinc concentrate
    - Metal content at target; MgO still high in Zn, Zn still high in Cu
  - Cu recoveries satisfactory, zinc recoveries low (water quality, MgO in ore)
  - Mechanical availability and throughput rates continue to improve
  - All ore and water issues resolved by mid 2018
  - Equity in earnings of $0.9 million in 4Q17

- **Exploration**
  - Drilling continues in Guyan and surrounding areas with a similar geological profile
  - Guyan gold production schedule:
    - Engineering Drawings and EPC Company selection 1Q18
    - Procurement and Construction Starts 3Q18
    - Commission Guyan Gold Project in 1H19
  - Drilling continues for Al Masane copper and zinc – Moyeath being opened up
    - Reserves update in the 10-K. Eight years for Life of Mine, with expectation to get to 12 years by year-end

- **Precious Metal Circuit/SART**
  - Expect additional gold and silver doré sales this quarter or early next quarter

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10 0 500 1,000 1,500 2,000 2,500 3,000 Oct 17 Nov 17 Dec 17 Jan 18 Feb 18 Cu and Zn Concentrate Produced (dmt) Cu Con (Actual) Zn Con (Actual) AMAK – Production Performance

11 0 10,000 20,000 30,000 40,000 50,000 60,000 50 55 60 65 70 75 80 85 90 Oct 17 Nov 17 Dec 17 Jan 18 Feb 18 Process Plant Performance Cu and Zn Recoveries (%) and Mill Throughput (dmt) Mill Feed (dmt) Cu Rec (Actual) Zn Rec (Actual) AMAK – Production Performance

12 Financial Summary – 4 th Quarter 2017 » Adjusted EBITDA was $8.5 million as compared to $5.7 million in the fourth quarter 2016 and $7.5 million in the third quarter 2017. » Adjusted EBITDA of $31.7 million for the full year 2017 compared to $31.0 million for the full year 2016 » Cap Ex of $51.6 million for full year 2017 » Debt at December 31 of $99.6 million including revolver balance of $35.0 million Q4 2017 Q3 2017 Q2 2017 Q1 2017 2017 2016 Diluted EPS $ 0.56 $ 0.07 $ 0.03 $ 0.06 $ 0.72 $ 0.78 Adjusted EPS* $ 0.12 $ 0.09 $ 0.12 $ 0.09 $ 0.44 $ 0.44 Adjusted EBITDA* $ 8.5 $ 7.5 $ 8.4 $ 7.4 $ 31.7 $ 31.0 Adj EBITDA Margin* 12.8% 12.2% 13.5% 13.3% 12.9% 14.6% Cap Ex** $ 12.3 $ 11.5 $ 13.9 $ 13.9 $ 51.6 $ 40.5 Debt $ 99.6 $ 89.7 $ 89.8 $ 84.8 $ 99.6 $ 84.0 * see GAAP reconciliation ** 2016 includes B Plant

13 Petrochemical Revenue & Volume Summary

14 Petrochemical Feed Cost Summary

15 Trecora Chemical: Wax Volume and Revenue

16 SHR and TC Custom Processing Revenue In Thousands $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Q115 Q215 Q315 Q415 Q116 Q216 Q316 Q416 Q117 Q217 Q317 4Q17 SHR TC Q417

# Closing Remarks

- **Solid quarter and year as customer demand remains high and capital projects progress**
  - Q4 Prime product volume growth of 18.7% year over year; FY 2017 PP growth of 9.5%
  - Q4 revenue was flat at TC year over year but increased 14.5% for full year 2017 versus 2016
  - AMAK Mine operations delivered equity in earnings of $0.9 million in 4Q17
- **Industry opportunities**
  - Expanding petrochemical production capacity
  - Stronger demand from polyethylene manufacturers
  - Custom processing demand remains high
  - New PE plant starting up; second oil sands mine to start-up in early 2018
- **Catalysts to drive growth in 2018**
  - People and process changes at TC designed to sharpen focus on production and day-to-day execution
  - Advanced Reformer unit at SHR delayed, but expected to be commissioned in early Q3 – will increase byproduct value
  - Continued progress on hydrogenation and distillation at TC will contribute to revenue growth
  - Encouraging AMAK performance improvements – opportunity for monetization of investment in Mine

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18 Q&A Thank You Please visit our websites: www.trecora.com www.southhamptonr.com www.TrecChem.com www.amak.com.sa

# Appendix

## RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES[1]

| | Three months ended | | | | | Twelve months ended | |
|---|---|---|---|---|---|---|---|
| | 12/31/2017 | 9/30/2017 | 6/30/2017 | 3/31/2017 | 12/31/2016 | 12/31/2017 [2] | 12/31/2016 |
| NET INCOME | $ 13,972 | $ 1,718 | $ 832 | $ 1,487 | $ (847) | $ 18,009 | $ 19,428 |
| | | | | | | | |
| Bargain purchase gain | - | - | - | - | - | - | (11,549) |
| Equity in (earnings) losses of AMAK/Gain on equity issuance | (900) | 897 | 3,298 | 966 | 3,740 | 4,261 | (1,689) |
| Taxes at statutory rate | 189 | (314) | (1,154) | (338) | (1,309) | (895) | 4,633 |
| Tax effected equity in AMAK | (711) | 583 | 2,144 | 628 | 2,431 | 3,366 | (8,605) |
| Tax rate change benefit | ($10,307) | | | | | ($10,307) | |
| Diluted weighted average number of shares | 25,202 | 25,157 | 25,034 | 25,054 | 25,039 | 25,129 | 24,982 |
| Estimated effect on diluted EPS | $0.44 | ($0.02) | ($0.09) | ($0.03) | ($0.10) | $0.28 | $0.34 |
| Diluted EPS | $0.56 | $0.07 | $0.03 | $0.06 | ($0.03) | $0.72 | $0.78 |
| Adjusted EPS | $0.12 | $0.09 | $0.12 | $0.09 | $0.07 | $0.44 | $0.44 |

| | Three months ended | | | | | Twelve months ended | |
|---|---|---|---|---|---|---|---|
| | 12/31/2017 | 9/30/2017 | 6/30/2017 | 3/31/2017 | 12/31/2016 | 12/31/2017 | 12/31/2016 |
| NET INCOME (LOSS) | $ 13,972 | $ 1,718 | $ 832 | $ 1,487 | $ (847) | $ 18,009 | $ 19,428 |
| Interest | 822 | 795 | 678 | 636 | 182 | 2,931 | 1,985 |
| Taxes | (9,129) | 577 | 332 | 1,061 | (603) | (7,159) | 10,504 |
| Depreciation and amortization | 217 | 246 | 205 | 204 | 205 | 872 | 761 |
| Depreciation and amortization in cost of sales | 2,778 | 2,564 | 2,363 | 2,384 | 2,396 | 10,089 | 9,016 |
| EBITDA | 8,660 | 5,900 | 4,410 | 5,772 | 1,333 | 24,742 | 41,694 |
| Share based compensation | 702 | 716 | 656 | 633 | 670 | 2,707 | 2,552 |
| Bargain purchase gain | - | - | - | - | - | - | (11,549) |
| Gain from additional equity issuance by AMAK | - | - | - | - | - | - | (3,168) |
| Equity in losses of AMAK | (900) | 897 | 3,298 | 966 | 3,740 | 4,261 | 1,479 |
| Adjusted EBITDA | $ 8,462 | $ 7,513 | $ 8,364 | $ 7,371 | $ 5,743 | $ 31,710 | $ 31,008 |
| | | | | | | | |
| Revenue | 65,978 | 61,508 | 62,115 | 55,542 | 54,203 | 245,143 | 212,399 |
| Adjusted EBITDA Margin (adjusted EBITDA/revenue) | 12.8% | 12.2% | 13.5% | 13.3% | 10.6% | 12.9% | 14.6% |

TRECORA Resources

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(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2) Statutory tax rate of 35% used for 1Q17, 2Q17, 3Q17, FY16 and 21% used for 4Q17, FY2017

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